CUSIP No. 133425108                                          Page 11 of 13 Pages



                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:     June 9, 2000


                                      FINANCIAL EDGE FUND, L.P.

                                      By:  PL CAPITAL, LLC
                                           General Partner

                                      By:  /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member




                                      PL CAPITAL, LLC

                                      By:  /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member





By:  /s/ John Palmer
      John Palmer

By:  /s/ Richard Lashley
      Richard Lashley